SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: September 9, 2008

CLX MEDICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-9392	84-0749623
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

29970 Technology Drive, Suite 203

Murrieta, California 92563
(Address of principal executive offices)

Registrant's telephone number, including area code: (951) 677-6735

N/A

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 9, 2008, CLX Medical, Inc. (the “Company”) entered into a Product Purchase Agreement (the “Product Purchase Agreement”) with ThyroTec, LLC (“ThyroTec”), pursuant to which the Company will acquire from ThryoTec the exclusive, worldwide rights to ThyroTest®, together with related packaging and marketing materials. The purchase price for the acquisition consists of a cash payment of $750,000 upon closing and the issuance of Series C convertible preferred stock of the Company convertible into fifteen percent (15%) of the total, fully-diluted common stock of the Company. In addition, upon closing Jim Small, ThyroTec’s Chief Executive Officer or his designate will be appointed as a member of the board of directors of the Company. The Product Purchase Agreement is filed as Exhibit 10.1 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

 (d) Exhibits

Exhibit No.	Description	Location
10.1	Product Purchase Agreement with ThyroTec, LLC dated September 9, 2008	Filed herein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLX MEDICAL, INC.

September 15, 2008	/s/ Vera Leonard
Date	Vera Leonard, Chief Executive Officer